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KPMG LLP
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Report of Independent Registered Public Accounting Firm
The Board of Directors
The Trust & Securities Services department of Deutsche Bank National Trust Company and
Deutsche Bank Trust Comp any Americas:
We have examined the accompanying management's assertion that the Trust & Securities
Services department of Deutsche Bank National Trust Company and Deutsche Bank Trust
Company Americas (collectively the "Company") complied with the servicing criteria set forth in Item 1122(d) of the Securities and Exchange Commission's Regulation AB for
publicly -issued (i.e., transaction -level reporting required under the Securities Exchange Act of 1934, as amended) residential mortgage -backed securities, commercial mortgage -backed securities and other asset -backed securities issued on or after January 1, 2006, for which the
Company provides trustee, securities administration, paying agent or custodian services, excluding any publicly issued transactions, sponsored or issued by any government sponsored entity (the Platform), except for servicing criteria 1122(d)(2)(iii), 1122(d)(4)(iv),
1122(d)(4)(v), 1122(d)(4)(vi), 1122(d)(4)(vii),
1122(d)(4)(viii), 1122(d)(4)(ix),
1122(d)(4)(x), 1122(d)(4)(xi), 1122(d)(4)(xi i), 1122(d)(4)(xiii) and 1122(d)(4)(xiv), which the Company has determined are not applicable to the activities it performs with respect to the Platform, as of and for the twelve months ended December 31, 2007. Servicing criterion
1122(d)(4)(iii) is applic able to the activities the Company performs with respect to the
Platform only as it relates to the Company's obligation to report additions, removals or substitutions on reports to investors in accordance with the transactions agreements. With respect to applicable servicing criterion 1122(d)(1)(iii), management's assertion indicates that there were no activities performed during the twelve months ended December 31, 2007 with respect to the Platform, because there were no occurrence of events that would require the Company to perform such activities. Management is responsible for the Company's compliance with those servicing criteria. Our responsibility is to express an opinion on management's assertion about the Company's compliance based on our examination.
Our examination was conducted in accordance with the standards of the Public Company
Accounting Oversight Board (United States) and, accordingly, included examining, on a test basis, evidence about the Company's compliance with the servicing criteria spe cified above and performing such other procedures as we considered necessary in the circumstances. Our examination included testing selected asset -backed transactions and securities that comprise the Platform, selected servicing activities related to the Platform, and determining whether the Company processed those selected transactions and performed those selected activities in compliance with the servicing criteria. Furthermore, our procedures were limited to the selected transactions and servicing activities performed by the Company during the period covered by this report. Our procedures were not designed to determine whether errors may have occurred either
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prior to or subsequent to our tests that may have affected the balances or amounts calculated or reported by the Company during the period covered by this report for the selected transactions or any other transactions. We believe that our examination provides a reasonable basis for our opinion. Our examination does not provide a legal determination on the Company's compliance with the servicing criteria.
As described in the accompanying management's assertion for servicing criteria 1122
(d )(2)(i), 1122 (d)(4)(i) and 1122(d)(4)(ii), the Company has engaged various vendors to perform the activities required by these servicing criteria. The Company has determined that these vendors are not considered a "servicer" as defined in Item 1101(j) of Regulation AB, and the Company has elected to take responsibility for assessing compliance with the servicing criteria applicable to each vendor as permitted by Interpretation 17.06 of the SEC
Division of Corporation Finance Manual of Publicly Available Te lephone Interpretations
("Interpretation 17.06"). As permitted by Interpretation 17.06, the Company has asserted that it has policies and procedures in place designed to provide reasonable assurance that the vendors' activities comply in all material respects with the servicing criteria applicable to each vendor. The Company is solely responsible for determining that it meets the SEC requirements to apply Interpretation 17.06 for the vendors and related criteria as described in its assertion, and we performed no procedures with respect to the Company's eligibility to apply Interpretation 17.06.
In our opinion, management's assertion that the Company complied with the aforementioned servicing criteria, including servicing criteria 1122 (d)(2)(i), 1122 (d)(4)(i) and
1122(d)(4)(ii) for which compliance is determined based on Interpretation 17.06 as described above, as of and for the twelve months ended December 31, 2007 is fairly stated, in all material respects.
/s/ KPMG LLP
Chicago, Illinois February 29, 2008